Exhibit 10.5

Beijing Anxinruide Real Estate

Brokerage Co. Ltd.

Labor Contract

Party A: Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Party B: Wang Yui Fung

Signed on: June 16, 2008

Signed at: Chaoyang District, Beijing

Party A (Company): Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Add: 26A, Hanwei Plaza, No. 7 Guanghua Road, Chaoyang District, Beijing

Legal representative: Donald Zhang

Party B (employee): Wang Yui Fung

Add. :

ID card No.:

Preface

Party A and Party B have entered into the following Labor Contract (including appendixes Contract on Protection of Business Secret, and Supplemental Agreement of the Contract, when applicable) (hereinafter referred to as Contract) according to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China as well as other related national and local laws and regulations and following the principles of equality, voluntariness and unanimity through consultation.

Article 1 Contract Term

1.1	The term of the Contract agreed by both parties is subject to 1.1.1 below:

1.1.1	Term of the Contract is three years, from June 16, 2008 to June 15, 2011

1.1.2	The Contract is the non-fixed-term Labor Contract and will take effect from (date).

1.2	The Contract will terminate upon expiration of its term, with exception that both parties agree to renew it. Before its expiration, the Contract may be lengthened as long as both parties agree on it and sign a written agreement for it. In the case that both parties have not entered into a written agreement before the Contract expires, the labor relation of both parties will terminate upon the expiration of the Contract.

Article 2 Probation Period

2.1	The period of probation agreed by both parties is subject to 2.1.2 below:

2.1.1	The period of probation is not applicable to Party B; or

2.1.2	The period of probation herein is three months, from June 16, 2008 to September 15, 2008, and is included in the term of the Contract.
2.2	Instructions on period of probation

2.2.1	The period of probation is less than one, three or six months respectively for employees signed the Contract with the term less than one or two years, or a the fixed or non-fixed term more than three years with the Company respectively.

2.2.2	If an employee signed the Contract with the fixed or non-fixed term more than three years with the Company fails to meet the Company’s requirements within the period of probation, the period of probation may be lengthened properly, but it should be not longer than six months.

2.2.3	Any necessary modifications of the provisions above should be in written form based on the consultation of both parties.

2.3	Instructions on termination of period of probation

2.3.1	If Party B is proved to be not in line with the admission term during the period of probation, Party A shall have the right to terminate the Contract at any time; and if Party B intends to leave the Company due to some reason, he or she may submit an resignation application at any time, but his or her salary shall not be settled up until the handover formalities have been finished.

Article 3 Position

3.1	Party B agrees to assume the title or post of General Manager in accordance with the employment unit’s needs in the department of Beijing Anxinruide Real Estate Brokerage Co. Ltd. at Beijing (work location). Nature of the work: A. sales personnel; B. administrative personnel; C. Ö senior management personnel; D. other;

3.2	Explanation to the nature of the work:

3.2.1	Sales personnel means property consultant, senior property consultant, property account manager, senior property account manager, (deputy) branch manager, senior manager, and (deputy/assistant) regional manager;
Administrative personnel means office secretary, secretary of (deputy) regional manager, assistant of director, secretary of director; Senior management personnel means personnel holding a position of deputy director (or higher);
Other means personnel of the department of Party A other than senior management personnel. Party A shall have the right for the ultimate interpretation of this Article 3.2 and 3.2.1.

3.3	Party B’s work task or duty is the management of the general operation of the company.

3.5	When Party A needs to regulate the position of Party B in accordance with its business needs, the contract change shall be handled. Agreement or notice signed and confirmed by both parties shall be considered as the appendix of the contract.

Article 4 Remuneration

4.1	The salary of Party B should be subject to the system, form and standard of salary distribution confirmed by Party A but be not lower than the lowest level specified by relevant laws and regulations. Before the Contract is signed, Party A has specified the issue to Party B and Party B has confirmed the issue.

4.2	The remuneration of Party B is RMB (inclusive of tax) in period of probation.

4.3	Party A shall have the right to communicate with Party B and regulate his or her remuneration correspondingly according to its business situation and business performance and Party B’s job skills, work attitude and work performance. Agreement or notice signed, sealed and confirmed by both parties shall be considered as the appendix of the contract.

4.4	Party B should have his or her personal income tax held and remitted by Party A in accordance with the tax laws formulated by Chinese government.

Article 5 Working Hours

5.1	The working hours agreed by Party A and Party B are subject to 5.1.1 below:

5.1.1	Standard working hour system: the total working hours per week is 40, i.e., 9:00 a.m. to 5:30 p.m. (with half an hour between 12:00 a.m. to 1:00 p.m. for launch) from Monday to Friday.

5.1.2	Irregular working system: it is only applicable when the working nature is not the other. Party B’s working hours and rest hours shall be arranged by Party A. Party A shall adopt proper ways, such as having holidays by turns, taking off, flexible working hours and so on to ensure Party B’s rights for rest and having taking a holiday as well as the completion of works.

5.2	Within the term of the Contract and on the premise of no violation to laws and regulations, Party A shall have the right to properly regulate the working hours of Party B according to its business needs.

Article 6 Archives Management

6.1	Party A shall abide by the state’s relevant regulations about labor safety and hygiene, create the working conditions in line with the state’s labor safety and hygiene standards for Party B, provide necessary articles for labor protection for Party B, conduct education about labor safety and hygiene for Party B and guarantee the safety and health of Party B in work according to law. On the other hand, Party B should abide by Party A’s rules and systems about labor safety lest occupational hazards and accidents happen.

Article 7 Social Insurance and Welfare Benefits

7.1	During the contract period, Party A shall pay the social insurance for Party B in accordance with regulations of the contract and relevant laws.

7.2	Party B shall, in accordance with relevant national provisions, enjoy statutory holidays. If Party B can not enjoy statutory holidays stipulated by the state due to Party A’s business requirements or emergencies, Party A shall give Party B financial compensation according to state regulations.

7.3	Party B shall have the right to enjoy marriage leave, funeral Leave, home leave, maternity leave (when applicable) and some other paid leaves. Besides, Party B shall enjoy the paid annual leave offered by Party A according to relevant regulations of the state.

7.4	To take a vacation, Party B must obtain the approval of Party A first. Party A shall have the right to ask Party B to take an early or deferred vacation or to end the vacation in advance.

7.5	The compensations made for Party B due to work-related injuries or death and the period of medical treatment and relevant remuneration of Party B due to diseases or non-work-related injuries should be subject to relevant national and local regulations and the regulations of Party A.

Article 8 Rights and Obligations of Party A

8.1	Party A shall have the right to assign rational work tasks within the working hours and Party B should finish them within the given time and according to working standard;

8.2	Party A shall have the right to ask Party B to improve his or her working quality and efficiency and, if Party B fails to meet the working standard of Party A within the given time, to ask Party B to finish the work tasks in non-working hours;

8.3	When formulating rules and systems, Party A may listen to and take the opinions of employees by following the democratic procedure;

8.4	Through consultation with Party B, Party A shall have the right to ask Party B to work overtime;

8.5	Party A should, according to the remuneration standard specified by it and the provisions of the Contract, pay Party B his or her remuneration at the specified time;

8.6	Party A should provide Party B with necessary working environment and conditions and necessary facilities for Party B to finish work tasks;

8.7	Party A shall have the right to decide on the rewards or punishment for the work behaviors of Party B in accordance with its rules and systems.

8.8	Party A should provide the welfares and social security specified herein and in relevant laws to Party B; and

8.9	If Party B fails to handle the handover procedures as specified in the contract or in accordance with Party A’s relevant regulations at the expiration of the contract or when the contract is terminated in advance, or if Party B fails to return Party A’s relevant properties to Party A, Party A is entitled to temporarily withhold the equal amount of salary and economic compensation that shall be paid to Party B until Party B performs corresponding obligations.

Article 9 Rights and Obligations of Party B

9.1	Party B is entitled to collect salary by month. Party A shall pay remuneration to Party B according to the lowest salary standard of Beijing in the period Party A fails to dispatch Party B to an employment unit or when Party B is returned back by the employment unit.

9.2	Party B is liable to strictly follow any Employees’ Code of Conduct, rules and regulations, department regulations and some other internal regulations formulated before or after the Contract is signed;

9.3	Party B shall have the right to propose opinions and suggestions through democratic procedure for the rules and regulations and department regulations formulated by Party A;

9.4	Party B is obliged , according to Party A’s requirements, carefully and timely complete works assigned by Party A with integrity and high quality, and to promote Party A’s business to the utmost, otherwise, he/she shall complete independently in the non-working hours.

9.5	Party B is obliged to obey the leadership and management of Party A. According to the business development requirements, Party A will arrange and regulate Party B’s work. Party B shall obey Party A’s dispatch and complete other work outside the office areas.

9.6	Party B is liable to work truthfully and with professional dedication;

9.7	Party B is liable to consciously defend the reputation and interests of Party B and the unity among staff of Party B;

9.8	Party B commits that as rationally known by himself or herself, he or she has no chronic or serious diseases, or any other diseases making himself or herself incompetent to the work specified herein by the day on which the Contract is signed;

9.9	Party B commits that when the Contract is signed, he or she has no other labor relation which has not been ended yet and, for any violation or holding back about this, it would like to bear all legal responsibilities and, if Party A suffers from losses due to claims of third party arising from this, it would like to make full-amount compensations for all losses suffered by Party A;

9.10	Party B has the duty of confidentiality for Party A’s affairs and materials or any business secrets and materials of customers of Party A, which Party B knows or possibly knows when serving Party A, and must not disclose them to any individuals, companies or organizations (no matter they have been registered or not) and Party B is liable to do his or her best to prevent the affairs, materials and business secrets from disclosure in any forms (both parties may sign Appendix 1 hereof, namely Contract on Protection of Business Secret);

Article 10 Ownership of Documents and Articles

10.1	The documents drawn up or compiled by Party B for the businesses or affairs of Party A when serving Party A (including but not limited to contracts, agreements, advisory opinions, work reports, letters, faxes, call records, customer lists, notes, memorandums and plans) as well as the office facilities, communication equipment, transport facilities and other articles equipped for Party B should be owned to Party A at any time.

10.2	At any time after the Contract expires or in the term of the Contract, Party A shall have the right to ask Party B to return the aforesaid documents, materials and articles.

Article 11 Modification and Rescission of the Contract

11.1	Modification of the Contract

11.1.1	When the laws and/or administrative rules and regulations serving as basis of the Contract alter, corresponding content of the Contract should also be altered; and

11.1.2	When the objective circumstances serving as basis of the Contract change significantly and result in the performance failure of the Contract, corresponding content of the Contract may be modified on the basis of consensus of both parties.

11.2	When Party B is in one of the following circumstances, Party A may unilaterally and immediately rescind the Contract without advance notice and any compensation to Party B and, if any losses are hereby caused to Party A, Party A shall have the right to claim for compensation:

11.2.1	Party B is proven not complying with the recruitment requirements in period of probation;

11.2.2	Party B seriously violates any provisions of Party A;

11.2.3	Party B has made serious negligence of duties and jobbery, hereby causing serious damages to interests of Party A;

11.2.4	Party B establishes labor contract simultaneously with other employment unit, hereby causing serious damage to the completion of Party A’s work completion, or Party B refuses to make correction when Party A requests him/her to make correction;

11.2.5	Party B makes some fraud and hereby causes Party A to sign or change the contract, making the contract invalid in violation of the true meaning of Party A;

11.2.6	Party B is prosecuted for criminal liabilities.

11.3	In the case of one of the following circumstances, Party A may send a written notice to Party B thirty days in advance or additionally pay the salary of a month to Party B and rescind the Contract:

11.3.1	Party B suffers from a disease or non-work-related injury and is unable to take the original work or another work assigned by Party A after the period of medical treatment specified by relevant labor law of China;

11.3.2	Party B is incompetent for his or her job and is still incompetent after being trained or transferred to another post by Party A;

11.3.3	When the objective circumstances serving as basis of the Contract change significantly and result in the performance failure of the Contract, and the both parties fail to reach consensus about the changed issues after consultation;

11.3.4	Other circumstances in which it is specified by relevant laws and regulations that Party A may terminate the Contract unilaterally after giving a notice to Party A thirty days earlier occur.

11.4	When Party B is in one of the following circumstances, Party A must not rescind the Contract in accordance with provisions in clause 11.3:

11.4.1	It is confirmed that Party B has lost work capacity partially or completely due to a work-related injury or it suffers from an occupational disease;

11.4.2	Party B suffers from a disease or non-work-related injury and is still in the prescribed medical treatment period;

11.4.3	Party B is still in the gestational period, perinatal period and lactation period;

11.4.4	Party B has worked at the company for fifteen years successively and is less than five years to the statutory retirement age;

11.4.5	Other circumstances specified in laws and administrative regulations.

11.5	Unless the Contract specifies otherwise, if Party B intends to rescind the Contract, is should inform Party A of the intent in written form thirty days earlier. After Party B has worked for thirty days after that and finished the handover formalities, Party A should agree to rescind the Contract and pay Party B his or her remuneration of that month, if there are no special causes.

11.6	If Party B leaves Party A without informing Party A of its intent of leaving thirty days earlier or has not worked for thirty days after that, it must pay liquidated damages to Party A. Hereunder is the standard for calculation of liquidated damages:

(30 days – the actual working days of Party B in the thirty days) × the standard daily wage of Party B

11.7	If the amount calculated as per the standard above is lower than the actual loss suffered by Party A, Party A shall have the right to claim for recovery of the gap.

11.8	If Party B who has been trained with the expenses paid by Party A rescinds the Contract, it should compensate Party A for the training expenses according to the training contract signed between them.

Article 12 Termination and Renewal of the Contract

12.1	In one of the following circumstances, the Contract shall terminate at once:

12.1.1	The term of the Contract expires;

12.1.2	Party B begins to enjoy basic endowment insurance treatment according to law;

12.1.3	Party B is deceased, or is dead or missing as announced by the people’s court;

12.1.4	Party A suffers from bankruptcy according to law.

12.1.5	Party A suffers from business license revocation, order to shut down, revocation or Party A determines to dissolve the company in advance;

12.1.6	Other circumstances specified in laws and administrative regulations.

12.2	Party A should, thirty days prior to the expiry date of the Contract, inform in written form Party B of its intent of terminating or renewing the Contract. Through consultation, both parties should fulfill the formalities about termination or renewal of the Contract.

12.3	In case that both parties agree to terminate the Contract, Party A should show Party B documentary evidence about the termination and both parties should fulfill relevant formalities.

Article 13 Compensation for Damage

13.1	Either party violating provisions herein should bear the corresponding compensation liabilities for the economic losses hereby caused to the other party.

13.2	In the case that Party B violates any provisions herein and hereby causes losses to Party A, Party A shall have the right to deduct corresponding amount from any amounts payable to Party B and claim for recovery of the gap from Party B.

Article 14 Delayed Exercise of Rights

14.1	The delayed exercise of any rights herein by Party A or Party B does not means it has given up the rights, and Party A or Party B reserves the right to claim for compensation when the other party violates the Contract and hereby causes losses to it.

Article 15 Settlement of Disputes

15.1	In case that both parties have any disputes about the effect, interpretation, performance and other issues of the Contract, they should settle them through friendly consultation first. If consultation fails, either party shall have the right to apply to the competent labor dispute arbitration institution for arbitration and have the disputes settled according to legal rules.

Article 16 Constitution of the Contract

16.1	The Contract consists of its main body and the following appendixes:

16.1.1	Appendix 1: Contract on Protection of Business Secret;

16.1.2	Appendix 2: Supplemental Agreement of the Contract.

16.1.3	Appendix 3: Employee Manual of the company and other various management systems.

16.1.4	Appendix 4: the various personnel processes and forms signed by the both parties.

Article 17 Supplementary Provisions

17.1	Party A has made honest disclosure to Party B his/her work contents, work conditions, location, occupational hazards, safety in production situation, labor remuneration and other information upon the requests of Party B prior to the signing of the contract. Party B has fully understood all the foresaid information.

17.2	The Contract shall come into effect after it is signed or sealed by both parties. Both parties may sign supplementary agreements to make modificatins in written form for relevant provisions herein.

17.3	The Contract is made in duplicate which are both originals of the equal legal effect, one for each party.

17.4	Supplementary provisions:

None.

Party A: Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Authorized representative: /s/ Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Party B (signature): /s/ Wang Yui Fung

Signed on: June 16, 2008

Signed at: Chaoyang District, Beijing

Appendix 1

Contract on Protection of

Business Secret

Party A: Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Party B: Wang Yui Fung

Signed on: June 16, 2008

Signed at: Chaoyang District, Beijing

Party A (Company):Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Add: 26A, Hanwei Plaza, No. 7 Guanghua Road, Chaoyang District, Beijing

Legal representative: Donald Zhang

Party B (employee): Wang Yui Fung

Add. :

ID card No.:

Article 1 Contract Purpose

1.1	In view that Party A and Parry B has entered the Labor Contract on June 16, 2008 (date) which stipulates rights and obligations of the both sides, Party B becomes the employee of Party A;

1.2	In view of Party B’s job and position, Party B has the opportunity to learn or contact Party A’s business secret, and also because that these business secrets are important intangible assets of Party A.

1.3	Party A and Party B have entered into the following Contract on Protection of Business Secret according to the Labor Law of the People’s Republic of China, the Labor Contract Law of the People’s Republic of China as well as other relevant laws and regulations on the basis of equality, voluntariness and unanimity through consultation with the purpose to protect the company’s business secret as well as the legitimate rights of labors.

Article 2 Contractual Obligations of the Third Person

2.1	Party B guarantees that when he joins Party A as an employee, he is free from any obligation on business secret protection and non-use for any company served previously and does not undertake any business competition restriction obligations. Party B further guarantees that the concluding of the Contract between Party B and Party A and the use of any information, knowledge and skills of Party B when serving Party A will not cause the breach of contract of Party B or constitute any infringement of the third party.

Article 3 Confirmation of Business Secret

3.1	Party B recognizes that the protection of business secret, including external confidential information, is a major issue related to Party A’s survival and development. To this end, Party B voluntarily assumes obligation to protect all business secret of Party A.

Article 4 Scope of Business Secret

4.1	Business secret in the Contract means business secret, technical information, business information, proprietary information and any other data and information in any form not known to the public possessed by Party A or affiliate in confidential way of which Party B obtained in the Labor Contract performance process and the process providing services for Party A or any affiliate designated by Party A. These business secrets may be related to (i) Party A, (ii) the affiliate, (iii) clients, customers, consultant, licensees of Party A or the affiliate or (iv) other entity with business relationship or contract relationship with Party A or the affiliate, including but not limited to the following information:

(a)	Proprietary technology, design, programming, software, databases, management systems and content

(b)	Business plan, development plans, the progress of implementation and its results

(c)	Immovable property /housing sales, leasing and service information

(d)	Immovable property /housing customers list, customer/ market information (including but not limited to customers of Party A’s regional franchisor or sub-franchisor or customers of Party A’s affiliate that Party B contacts in the employment term for business demands)

(e)	Management and business operation and decision-making, managerial know-hows

(f)	Business or market expansion plans, market situation analysis, marketing strategy

(g)	Pre-tender and contents of biding documents and other information

(h)	Financial information

(i)	HR information

(j)	Information about collaboration with other companies related to the business.

4.2	The behavior of the contract conclusion by Party A and Party B will be deemed as taking security measures for confidential information. It is unnecessary for Party A to take security measures for above confidential information.

4.3	Regardless of the legal form, the affiliate means the entity already existing or to be established in domestic China or overseas which is directly or indirectly in holding relationship or under the holding together of another entity. The entity shall include, but not limited to Party A’s parent company, subsidiaries, branch offices, other companies invested by the parent company or representative body set up in China or overseas.

Article 5 Ownership of Work Results

5.1	Work results mean all or partial results obtained independently by Party B or jointly by Party B and other person through R&D, development, translation or acquisition before the termination or release of the labor relation between Party B and Party A or within one year after the contract release for any reason, including but not limited to patents, trademarks, copyrights, business secret, trade secrets and proprietary technology. All these items shall be related to existing products, expected products, plans or services of Party A or the affiliate in any way, or be related to work allocated to Party B in any way, regardless that (i) whether the patent can be applied for and whether they are protected by copyright or trademark, (ii) whether they are produced in tangible form or used in practice, (iii) whether they are produced in the normal operation time of Party B, and (iv) whether they are produced in the office space of Party A.

5.2	Party B agrees that, (i) to the maximum extent permitted by law, all rights related to work results belong to the original acquisition of Party A; (ii) if for legal reasons Party A is not allowed to originally acquire these rights, Party B will deem that Party A has waived any and all rights of Party B’s working results that include intellectual property rights from the very beginning; if above rights can not be waived or transferred to Party A by law, Party A, the affiliate and the respective successors or assignees shall be entitled to use these working results. In addition, Party B shall not put forward any rights requirements to Party A, the affiliate and the respective successors or assignees.

5.3	According to Party A’s requirements, Party B shall disclose any technology, data or other related information of any and all working results that are important or can not be separated with the working results to Party A or personnel designated by Party A.

5.4	As for Party B’s work nature and contribution to work results, Party B acknowledges and agrees that the remuneration paid by Party A to Party B has included all remuneration for completion any work results under the Contract.

5.5	For non-work results made by Party B before the termination of the labor relationship between Party B and Party A and or within one (1) year after the termination of the labor relationship that are related to the business scope Party A, Party A has the priority to be assigned/ licensed to use these results. Under the same conditions, Party B shall assign or license non-work results to Party A to use. Party A shall pay reasonable remuneration to Party B by means of agreed price, becoming a shareholder or others.

5.6	All work results, confidential information, equipment, documents and information (including but not limited to computers floppy disks, drawings, data, models, experimental records, work manuals, correspondence, fax, telephone records, customer lists, notes, memoranda, plans) and others prepared by Party B when serving Party A which are related to Party A’s business and cause shall be, at any time, owned by Party A. Besides, Party A shall, at any time after the termination of the labor relationship between Party B and Party A or the valid period required by Party A, immediately return or, in accordance with Party A’s requirements, destroy the above documents and data. Party B is not allowed to retain copies of above-mentioned work results, confidential information, equipment, documents and information in any form.

Article 6 Confidential Obligations

6.1	Party B guarantees to strictly keep confidentiality for business secret mentioned in Article 4 in the contract, unless i) it is necessary, as required by work for the fulfilling of obligations to Party A and as being instructed by Party A, to disclose to other employees or clients (including potential clients to be developed) of Party A who are expected to know the above contents to the extend required by the business; ii) getting the prior written consent of Party A; iii) according to mandatory requirements of relevant Chinese laws and regulations:

(a)	Shall not allow others to access, use or plan to use such information;

(b)	Shall not, directly or indirectly disclose any confidential information to unrelated personnel in the company or any third party;

(c)	Shall not, directly or indirectly, use or plan to use;

(d)	Shall not, directly or indirectly, copy or disclose documents or copies of documents containing the company’s business secrets;

(e)	Shall properly deal with documents provided by the company’s clients under the safekeeping or contacted for work demands and shall not use beyond the working scope.

6.2	Although part or individual elements of business secret or confidential information mentioned in Article 4 in the contract have been known, other parts or information as a whole have not been known and are still have value for confidentiality. To this end, Party B agrees that the disclosure to the public of part or individual elements will not affect the confidentiality obligations for other confidential information. Party B shall also not use this information, or induce a third person to sort out Party A’s business secrets by collecting public information and thus to prove the no longer existence of business secrets.

Article 7 Effect Severability

7.1	Any specific provision of the contract changed through consultation of contractual parties, judged by the court to be invalid or needed to be changed will not affect the effect of other parts.

Article 8 True Meaning Statement

8.1	The contract is entirely concluded based on the real intention of both Party A and Party B. Party B has not received any implication or enforcement of Party A and accepts all the times, regions and fields voluntarily.

Article 9 Compensation for Damage

9.1	If Party B breaches any provision of this contract and causes damage to Party A, Party B shall bear the compensation liabilities and the compensation amount shall not be less than the amount of 6 months’ salaries. Party B shall also pay for the cost for survey and hiring a lawyer that have been pre-paid by Party A. If the loss suffered by Party A caused by Party B is more than the foresaid cost, Party B shall compensate for the balance. Party A is entitled to deduct the loss compensation amount from any sum of money to be paid to Party B and to claim compensation from Party B for the shortage part.

9.2	After Party B bears the damage compensation liability his/her breach of contract to Party A according to provisions above, Party A is entitled to request Party B continuing to fulfill his obligations under the contract.

Article 10 Dispute Settlement

10.1	Any dispute aroused or related to the contract shall be first of all settled by the two parties through friendly consultation. If consultation fails, either party shall have the right to take the dispute to the people’s court of the region where the contract is signed.

Article 11 Supplementary Provisions

11.1	Titles in the contract is for reference only which shall not be considered as part of the contract or affect the contract meaning or interpretation.

11.2	The contract is an inseparable appendix of the Labor Contract entered by the two parties and shall have the same legal effect as the Labor Contract.

11.3	The contract is in two copies, one for each party with the same legal effect.

11.4	The contract will take effect after being signed and sealed by Party A and signed by Party B. Unless being agreed to be terminated by both parties in written form, all terms and conditions of the contract will be in effect for long-term and will not become invalid along with the termination or release of the Labor Contract.

Party A (Company): Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Authorized Representative: /s/ Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Signature of Party B: /s/ Wang Yui Fung

Contract Signing Time: June 16, 2008

Contract Signing Location: Chaoyang District, Beijing

Appendix 2

Supplemental Agreement of the

Contract

Party A: Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Party B: Wang Yui Fung

Signed on: June 16, 2008

Signed at: Chaoyang District, Beijing

Party A (Company): Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Add: 26A, Hanwei Plaza, No. 7 Guanghua Road, Chaoyang District, Beijing

Legal representative: Donald Zhang

Party B (employee): Wang Yui Fung

Add:

ID card No.:

In view that Party A and Parry B has entered the No.          Labor Contract on                      (date), the two parties voluntarily enter into the following Supplementary Agreement according to provisions in paragraph 6.1.2 in section 6 in the Labor Contract:

Article 1	Due to the reason specified in paragraph below, Party B would propose a written application to Party A, requesting not to transfer Party B’s archives currently kept in talent exchange center/ institute to the company for the unified management of Party A.

	(1)	Special job requirements;

	(2)	Archives are kept in other cites which are difficult to be transferred to the company;

	(3)	Other reasons:

Article 2	Since archives of Party B are not transferred to the company, Party A may suffer from inconvenience for unified management. To this end, Party B hereby makes the following commitments:

	(1)	Earnestly abide by Party A’s various rules and regulations and strictly perform the Labor Contract entered by the two parties in the employment period;

	(2)	When dismissing, strictly abide by relevant labor laws and regulations as well as provisions of the Labor Contract on time limits and procedural requirements and perform the obligations for informing, articles returning, work handover and others;

	(3)	After dismissing, abide by and implement the Supplemental Agreement of the Contract signed by the two parties;

	(4)	Earnestly perform other statutory and agreed obligations.

Article 3	In case of any violation of the above commitments, implement in accordance with relevant regulations in the Labor Contract and the Employment Manual; if the violation also results in any loss of Party A, Party B shall also make relevant compensation for Party A.

Article 4	The Agreement is the supplementary agreement of the Labor Contract. In case of any consistence, the Agreement shall prevail.

Article 5	The Agreement is in two copies and will take effect since the date it is signed and sealed by both parties.

Party A (Company): Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Authorized Representative: /s/ Beijing Anxinruide Real Estate Brokerage Co. Ltd.

Signature of Party B: /s/ Wang Yui Fung

Contract Signing Time: June 16, 2008

Contract Signing Location: Chaoyang District, Beijing